          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement        / /  Confidential, for Use of the Commission
                                             Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                      Pacific American Income Shares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5)  Total fee paid:

--------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3)  Filing Party:

--------------------------------------------------------------------------------

     (4)  Date Filed:

--------------------------------------------------------------------------------

                      PACIFIC AMERICAN INCOME SHARES, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 8, 1997

                            ------------------------

To the Stockholders of
PACIFIC AMERICAN INCOME SHARES, INC.

     The Annual Meeting of Stockholders of Pacific American Income Shares, Inc. (the "Company") will be held in the Board Room of Western Asset Management Company, 117 E. Colorado Boulevard, Pasadena, California, on Tuesday, April 8, 1997 at 9:00 a.m., California time, for the following purposes:

     (1) Electing a Board of Directors;

     (2) Ratifying or rejecting the selection of Price Waterhouse as independent accountants for the Company for the fiscal year ending December 31, 1997; and

     (3) Transacting such other business as may properly come before the Annual Meeting and any adjournment thereof.

     The Board of Directors has fixed the close of business on February 17, 1997, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment thereof.

                                          By Order of the Board of Directors

                                          Donna E. Barnes, Secretary

Pasadena, California
February 28, 1997

     STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON ARE URGED TO DATE, FILL IN, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                      PACIFIC AMERICAN INCOME SHARES, INC.

                                PROXY STATEMENT

     The accompanying Proxy is solicited by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on April 8, 1997, at 9:00 a.m., California time, and at any adjournment thereof. Unless otherwise specified, Proxies will be voted for the election as directors of the nominees of the Board of Directors and for ratification of the selection of the Company's independent accountants. The Company's principal office address is 117
E. Colorado Boulevard, Pasadena, California 91105. This Proxy Statement and the form of proxy were was first mailed to stockholders on or about February 28, 1997.

     The close of business on February 17, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. As of February 17, 1997 there were 9,319,423 shares of the Company's Common Stock outstanding and entitled to one vote per share with respect to each matter to be voted on at the Annual Meeting. The outstanding shares of Common Stock constitute the only outstanding voting securities of the Company entitled to be voted at the Annual Meeting. At that date no person owned of record, or to the Company's knowledge, beneficially more than 5% of the Company's Common Stock, except that Cede & Co., securities depository, owned of record 72% of the Company's Common Stock. A majority of the Company's outstanding shares as of February 17, 1997, must be represented in person or by proxy to constitute a quorum for the Annual Meeting.

     Each stockholder has the right to revoke his or her proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of the Company a written revocation or a properly executed proxy bearing a later date. Any stockholder may attend the Annual Meeting, whether or not he or she has previously given a proxy.

     The solicitation of Proxies for the Annual Meeting will be made primarily by mail. However, if necessary to ensure satisfactory representation at the Annual Meeting, additional solicitation may take place by telephone, telegraph or personal interview by officers and employees of the Company, who will not receive additional compensation for such services. The Company will reimburse brokers and other nominees, in accordance with New York Stock Exchange approved reimbursement rates, for their expenses in forwarding solicitation material to the beneficial owners of stock of the Company. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

     A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. In all matters other than the election of directors, the affirmative vote of the majority of shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter will be the act of the stockholders. Directors will be elected by a plurality of the votes of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote on the election of directors. Discretionary authority is provided in the Proxy as to any matters not specifically referred to therein. The Board of Directors is not aware of any other matters which are likely to be brought before the Annual Meeting. However, if any such matters properly come before the Annual Meeting, it is understood that the Proxy holders are fully authorized to vote thereon in accordance with their judgment and discretion.

     Abstentions will be treated as the equivalent of a negative vote for the purpose of determining whether a proposal has been adopted and will have no effect for the purpose of determining whether a director has been elected. As to certain matters other than the election of directors, New York Stock Exchange rules generally require that, when shares are registered in street or nominee name, its member brokers receive specific instructions from the beneficial owners in order to vote on such a proposal. If a member broker indicates on the proxy that such broker does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                    PROXIES

     W. Curtis Livingston III, Kent S. Engel and Donna E. Barnes, the persons named as proxies on the Proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in such capacity. Messrs. Livingston and Engel and Ms. Barnes are each officers of the Company. Each executed and returned Proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such Proxy will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement. Unless instructions to the contrary are given, the shares represented by a Proxy at the Annual Meeting will be voted for the Board of Directors' nominees.

                             ELECTION OF DIRECTORS

     Seven directors, constituting the entire Board of Directors, are to be elected at the Annual Meeting to serve until the next Annual Meeting or until their successors have been duly elected and qualified. The names and ages of the nominees, their principal occupations during the past five years and certain of their other affiliations and their ownership of the Company's Common Stock, are given below. Six of the nominees are presently directors of the Company. One nominee, Mr. William E.B. Siart, was chosen by the Board in February, 1997 to fill an upcoming vacancy resulting from the April, 1997 retirement of Board Member, Mr. Hough. The period of service of each as a director is as follows:
Mr. Barker since the incorporation of the Company in December, 1972; Mr. McGagh since his election at the Annual Meeting of stockholders in 1984; Mr. Bryson since his appointment by the Board of Directors on February 12, 1987 to fill a vacancy resulting from the resignation of a director effective that date; Dr. Gilman and Mr. Olson since their appointment by the Board on November 11, 1987 to fill two vacancies resulting from the increase on that date in the authorized membership of the Board, and Mr. Simpson since his appointment by the Board of Directors on November 10,

1994 to fill a vacancy resulting from an increase in the authorized membership of the Board. No director of the Company serves as an officer of the Company. Each of the nominees has agreed to serve if elected at the Annual Meeting. Messrs. Barker, Gilman, McGagh, Olson (since August, 1990) and Mr. Simpson (since November, 1994) are members of the Board of Directors of Western Asset Trust, Inc. ("Western Asset Trust"), an open-end management investment company registered with the Securities and Exchange Commission and which has the same Investment Advisor (as hereinafter defined) as the Company. It is the intention of the persons designated as proxies in the Proxy, unless otherwise directed therein, to vote at the Annual Meeting for the election of the nominees named below as the entire Board of Directors. If any nominee is unable or unavailable to serve, the persons named in the Proxies will vote the Proxies for such other person as the Board of Directors may recommend.

                                                                                          SHARES OF
                                                                                        COMMON STOCK
                                                                                        BENEFICIALLY
                                                  PRINCIPAL OCCUPATION                    OWNED ON
            NAME               AGE               AND OTHER AFFILIATIONS               FEBRUARY 17, 1997
-----------------------------  ---   ----------------------------------------------  -------------------
Norman Barker, Jr.(1)(2)(6)..  74    Former Chairman of the Board of First                  1,057
                                     Interstate Bank of California and Former Vice
                                     Chairman of the Board of First Interstate
                                     Bancorp; currently a director of American
                                     Health Properties, ICN Pharmaceutical, Inc.,
                                     and TCW Convertible Securities Fund, Inc.;
                                     Chairman of the Board of Bank Plus.
John E. Bryson(1)(3)(6)......  53    Chairman and Chief Executive Officer of Edison         1,000
                                     International (formerly SCEcorp) and its
                                     principal subsidiary, Southern California
                                     Edison Company, since October 1990. Also a
                                     director of The Boeing Company, Times Mirror
                                     Company and the W.M. Keck Foundation.
                                     Chairman, California Business Roundtable and a
                                     trustee of Stanford University.
Dr. Richard C. Gilman(2)(6)..  73    President (1965-1988), President Emeritus              1,033
                                     (since 1988), of Occidental College.
William G. McGagh(2)(3)(6)...  67    Former Senior Vice President and Chief                   900
                                     Financial Officer (1980-1988) of Northrop
                                     Grumman Corporation.
Ronald L. Olson(3)(4)(6).....  55    Partner, law firm of Munger, Tolles & Olson,           1,000
                                     Attorneys, Los Angeles (since 1968). Also a
                                     director of Edison International (formerly
                                     SCEcorp) and Rand Corporation.
William E. B. Siart(6).......  50    Former Chairman and Chief Executive Officer of         1,000
                                     First Interstate Bancorp; member of the Board
                                     of Trustees of the University of Southern
                                     California.

                                                                                          SHARES OF
                                                                                        COMMON STOCK
                                                                                        BENEFICIALLY
                                                  PRINCIPAL OCCUPATION                    OWNED ON
            NAME               AGE               AND OTHER AFFILIATIONS               FEBRUARY 17, 1997
-----------------------------  ---   ----------------------------------------------  -------------------
Louis A.                       60    President and CEO Capital Operations (since           10,000
  Simpson(2)(3)(5)(6)........        May 1993), Vice Chairman (1985-1993), Senior
                                     Vice President and Chief Investment Officer
                                     (1979-1985) of Government Employees Insurance
                                     Company (GEICO Corporation). Former President
                                     and CEO of Western Asset Management Company.
                                     Also a director of Potomac Electric Power
                                     Company, Potomac Capital Investment
                                     Corporation, Salomon Inc., Thompson PBE and
                                     Cohr Inc.

---------------

(1) Member of the Executive Committee of the Board of Directors.

(2) Member of the Audit Committee of the Board of Directors.

(3) Member of the Nominating Committee of the Board of Directors.

(4) Because Mr. Olson's law firm provides legal services to the Investment Adviser, Mr. Olson may be an "interested person", as defined in The Investment Company Act of 1940, of the Company and the Investment Adviser ("Interested Person").

(5) Because Mr. Simpson is a Director of Salomon Inc., a registered broker-dealer, Mr. Simpson may be an interested person.

(6) No nominee owns 1% or more of the outstanding shares of Common Stock.

     As of February 17, 1997, all directors and officers of the Company as a group beneficially owned 21,576 shares of the Company's Common Stock, which is less than 1% of the outstanding shares calculated on the basis of the amount of outstanding shares of Common Stock (9,319,423).

     The Company's Board of Directors has established an Audit Committee, an Executive Committee and a Nominating Committee. The Audit Committee meets with the Company's independent accountants to review the financial statements of the Company, the adequacy of internal controls and the accounting procedures and policies of the Company, and reports on such matters to the Board of Directors. The Executive Committee meets to determine and declare dividends on the Common Stock and determines the net asset value of the Company. The Nominating Committee meets to select nominees for election as directors of the Company by the stockholders at the Annual Meeting. It is not the policy of the Nominating Committee to consider nominees recommended by stockholders. The Board of Directors does not have a compensation committee. During 1996 the Board of Directors held five meetings, the Audit Committee held one meeting, the Executive Committee held one meeting and the Nominating Committee held one meeting.

     The following table sets forth compensation received by the Company's directors for their services as directors during 1996:

                                                                                              TOTAL COMPENSATION
                               AGGREGATE        PENSION OR RETIREMENT     ESTIMATED ANNUAL   FROM THE COMPANY AND
                              COMPENSATION     BENEFITS ACCRUED AS PART    BENEFITS UPON       ITS FUND COMPLEX
      NAME OF PERSON        FROM THE COMPANY    OF COMPANY'S EXPENSES        RETIREMENT      PAID TO DIRECTORS(1)
--------------------------  ----------------   ------------------------   ----------------   --------------------
Norman Barker, Jr.........      10,400.00                 --                     --                20,400.00
John E. Bryson............       8,200.00                 --                     --                 8,200.00
Dr. Richard C. Gilman.....       8,000.00                 --                     --                18,500.00
Gordon L. Hough(2)........       8,400.00                 --                     --                18,400.00
William G. McGagh.........       8,400.00                 --                     --                20,400.00
Ronald L. Olson...........       8,100.00                 --                     --                18,600.00
Louis A. Simpson..........       8,100.00                 --                     --                18,600.00

---------------

(1) Includes amounts received from both the Company and from Western Asset Trust, which has the same investment adviser as the Company.

(2) Mr. Hough shall retire from, and not stand for re-election for, the Board of Directors effective April 8, 1997.

     During 1996, the Company paid no remuneration to its officers, all of whom were also officers or employees of Western Asset Management Company, the Company's Investment Adviser.

     The Company may not invest in securities of Legg Mason, Inc., the parent of the Company's Investment Adviser, or in any securities of its subsidiaries, but may invest in securities of other corporations of which directors of the Company are directors or officers. No nominee for director has purchased or sold more than 1% of the outstanding class of any securities issued by Legg Mason, Inc. or the Company's Investment Adviser or any of their subsidiaries during the last fiscal year. Because Mr. Simpson is a director of Salomon Brothers, the Company will not effect any transactions utilizing Salomon Brothers or its affiliates as the Company's broker-dealer.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during 1996, all filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were complied with.

                     INFORMATION CONCERNING THE INVESTMENT
                       ADVISER AND THE COMPANY'S OFFICERS

     Western Asset Management Company, the Company's investment adviser and administrator ("Investment Adviser"), is a subsidiary of Legg Mason, Inc. Legg Mason, Inc. is a holding company which, through its subsidiaries, is engaged in securities brokerage, investment advisory, corporate and public finance, and mortgage banking services to individuals, institutions, corporations and municipalities, and the provision of other financial services. The address of Legg Mason, Inc. is 111 South Calvert Street, Baltimore, Maryland 21202.

     The executive officers of the Company and their relationship to the Investment Adviser are as follows: W. Curtis Livingston III (age: 53), Chairman and Chief Executive Officer and Director of the Investment Adviser and President of the Company; Kent S. Engel (49), Director of the Investment Adviser and Vice President and Portfolio Manager of the Company; Scott F. Grannis (47), Director of the Investment Adviser and Vice President of the Company; Ilene S. Harker
(42), Director of the Investment Adviser and Vice President of the Company. All of the executive officers of the Company, with the exception of Ms. Harker, have held the foregoing positions for more than the past five years. Ms. Harker has held the position of Director of the Investment Adviser since 1986 and held the position of Secretary of the Company from November, 1993 to April, 1996. No director of the Company is an employee, officer, director, general partner or shareholder of the Investment Adviser or Legg Mason, Inc. or has, or had during the last five years, any material direct or indirect interest in the Investment Adviser or Legg Mason, Inc.

                   RATIFICATION OR REJECTION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Price Waterhouse as independent accountants for the Company for the fiscal year ending December 31, 1997 and recommends that the stockholders ratify such selection. Ratification by the stockholders of such selection is required if such accountants are to sign or certify financial statements filed with the Securities and Exchange Commission. The Board of Directors recommends that the stockholders vote in favor of ratification of Price Waterhouse as independent accountants for the Company. The employment of such accountants is conditioned upon the right of the Company, by vote of a majority of its outstanding voting securities, to terminate such employment without any penalty. Price Waterhouse does not have any direct or material indirect financial interest in the Company. A representative of Price Waterhouse will be present at the Annual Meeting and will be given the opportunity to make a statement and will be available to respond to appropriate questions.

     Audit services provided by Price Waterhouse during 1996 consisted primarily of an examination of the Company's financial statements and reviews of filings by the Company with the Securities and Exchange Commission. Non-audit services performed by Price Waterhouse for the Company in 1996 consisted of its review of the Company's tax returns.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Proposals that stockholders wish to present to the 1998 Annual Meeting and to be included in the Company's proxy materials relating to such meeting must be delivered to the Secretary of the Company not less than 120 days prior to February 26, 1998.

                         ANNUAL REPORT TO STOCKHOLDERS

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996, containing financial and other information pertaining to the Company, is enclosed with this Proxy Statement. The Annual Report to stockholders does not constitute a part of this Proxy Statement. The Company will furnish without charge to each person whose Proxy is being solicited, upon request of such person, a copy of the Annual Report to Stockholders. Requests for copies of the Annual Report to Stockholders should be directed to Pacific American Income Shares, Inc., Attention: Investor Relations, 117 E. Colorado Boulevard, Pasadena, California 91105, (818) 449-0309.

                                 OTHER BUSINESS

     Management is not aware of any other matters to be presented for action at the Annual Meeting. However, if any such other matters are properly presented, it is the intention of the persons designated in the enclosed Proxy to vote in accordance with their best judgement.

                                          By Order of the Board of Directors

                                          Donna E. Barnes, Secretary

February 28, 1997

                                                                     PACAM-PS-97

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE

-------------------
 PACIFIC AMERICAN
INCOME SHARES, INC.
-------------------

                                       WITH-    FOR ALL
                                FOR    HOLD     EXCEPT
1) ELECTION OF DIRECTORS        / /     / /       / /

NORMAN BARKER, JR., JOHN E. BRYSON, DR. RICHARD C. GILMAN,
   WILLIAM G. MCGAGH, RONALD L. OLSON, WILLIAM E.B. SLART,
                 AND LOUIS A. SIMPSON

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL
NOMINEE(S), MARK THE "FOR ALL EXCEPT" BOX AND STRIKE A LINE
THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

RECORD DATE SHARES:
                                                   FOR  AGAINST   ABSTAIN
2) The ratification of the selection of Price      / /    / /        / /
   Waterhouse as independent accountants for the Company for the year ending December 31, 1997.

   With discretionary power upon such other matters as may properly come before the meeting or any adjournment thereof.

   THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO
   SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED
   FOR THE ELECTION AS DIRECTORS OF THE NOMINEES
   OF THE BOARD OF DIRECTORS AND FOR THE RATIFICATION
   OF THE SELECTION OF PRICE WATERHOUSE AS INDEPENDENT
   ACCOUNTANTS FOR THE COMPANY.


Please be sure to sign and date this Proxy.       Date


Shareholder sign here               Co-owner sign here



Mark box at right if an address change or comment has   /  /
been noted on the reverse side of this card.

DETACH CARD                                                   DETACH CARD

                     PACIFIC AMERICAN INCOME SHARES, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, April 8, 1997.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Pacific American Income Shares, Inc.

                     PACIFIC AMERICAN INCOME SHARES, INC.

               ANNUAL MEETING OF STOCKHOLDERS - APRIL 8, 1997

                       THIS PROXY IS SOLICITED ON BEHALF
       OF THE BOARD OF DIRECTORS OF PACIFIC AMERICAN INCOME SHARES, INC.


The undersigned, revoking all prior proxies, hereby appoints W. Curtis Livingston III, Kent S. Engel and Donna E. Barnes and each of them, attorneys and proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting of the Stockholders of Pacific American Income Shares, Inc., a Delaware corporation (the "Company"), to be held in the Board Room of Western Asset Management Company, 117 E. Colorado Boulevard, Pasadena, California, on April 8, 1997, at 9:00 a.m. California time, and at any adjournments thereof, and thereat to vote as indicated all shares of the Common Stock of the Company which the undersigned would be entitled to vote if personally present with respect to the matters listed on the reverse, which are more fully described in the Proxy Statement of the Company dated February 28, 1997 receipt of which is acknowledged by the undersigned.

PLEASE VOTE AND SIGN ON REVERSE AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign this Proxy exactly as your name(s) appear(s) on the reverse side. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

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